Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

CDT Equity Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other(1)	115,174	(2)	$1.14	(1)	$131,298.36	0.00013810	$18.13
Total Offering Amounts							$131,298.36		$18.13
Total Fee Offsets									$–
Net Fee Due									$18.13

(1)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices per share of Registrant’s common stock on January 28, 2026 as reported by The Nasdaq Stock Market.
(2)	Represents an additional 115,174 shares, not previously registered, of the Registrant’s common stock that may be issued under the CDT Equity Inc. Amended and Restated 2023 Stock Incentive Plan (the “2023 Plan”). The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2023 Plan on January 1, 2026, pursuant to an evergreen provision contained in the 2023 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2023 Plan will automatically increase on the first day of each fiscal year commencing on January 1, 2024 and continuing annually on each anniversary thereof (and including) January 1, 2033, in an amount equal to the lesser of (A) 5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year; and (B) such smaller number of shares of common stock as determined by the Registrant’s Board of Directors or its Compensation Committee. Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2023 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock, as applicable.